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                                                                    EXHIBIT 3.6


[FORM OF CERTIFICATE OF FORMATION OF EPIC RESORTS, LLC'S SUBSIDIARY LLCS]

                           CERTIFICATE OF FORMATION

                                      OF

                          LIMITED LIABILITY COMPANY



FIRST:    The name of the limited liability company is:

                                    [name]

SECOND: The address of the Company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

THIRD:    The sole member of [name of the Subsidiary LLC] is Epic Resorts, LLC.


IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Certificate of Formation this 26th day of June, 1998.



                                   EPIC RESORTS, LLC


                                   By:  /s/ Thomas F. Flatley
                                      -------------------------------
                                      Name: Thomas F. Flatley
                                      Its: President and Sole Member